Exhibit (h)(17)

                                   APPENDIX I

                        SCUDDER INTERNATIONAL FUND, INC.


               FEE SCHEDULE FOR ADMINISTRATIVE SERVICES AGREEMENT

         Pursuant to Section 2 of the Administrative Services Agreement to which this Appendix is attached, the Fund and SIS agree that the administrative services fee will be computed at an annual rate of 0.25 of 1% based upon the assets attributable to Class R shares of the Series.

                                           SCUDDER INTERNATIONAL FUND, INC.

                                           By:
                                                    -----------------------
                                                    Nicholas Bratt
                                                    President


                                           SCUDDER INVESTOR SERVICES, INC.

                                           By:
                                                   -----------------------
                                                   Mark S. Casady
                                                    President


Dated:  June 7, 1999



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